Exhibit 10.2

808 RENEWABLE ENERGY CORPORATION

2009 Stock Incentive Plan

STOCK OPTION AGREEMENT

808 Renewable Energy Corporation, a Nevada corporation (the “Company”), hereby grants to the optionee named below an Option to purchase up to the number of Shares set forth below (the “Option Shares”). The terms and conditions of this Option are set forth in this Stock Option Agreement (this “Stock Option Agreement”) and in the Company’s 2009 Stock Incentive Plan (the “Plan”). All capitalized terms not defined herein will have the meaning given to them in the Plan.

I.           GRANT INFORMATION

Date of Grant (“Date of Grant”):	[Date of Grant]

Name of Optionee:	[Name of Optionee]

Type of Option:	__ Incentive (“ISO”) X Nonstatutory (“NSO”)
Number of Underlying Shares (the “Option Shares”):	[Number Spelled Out (______)]

Exercise Price per Share (“Exercise Price”):	One Dollar Twenty-Five Cents ($1.25)

Vesting Start Date (“Vesting Start Date”):	[Date of Grant]

Vesting Schedule (“Vesting Schedule”):
This Option vests and is exercisable with respect to the first one-third (1/3) (i.e., 33.333%) of the total number of Option Shares subject to this Option as of the first anniversary of the Date of Grant (the “Date of Grant First Anniversary”) if and when you complete one (1) year of continuous Service after the Date of Grant. The balance of this Option vests and becomes exercisable with respect to the remaining two-thirds (2/3) (i.e., 66.667%) of the total number of Option Shares subject to this Option monthly with respect to 2.7778% of the Option Shares if and when you complete each month of continuous Service after the Date of Grant First Anniversary; provided, however, that the resulting number of Option Shares, as of any vesting date, will be rounded to the nearest whole number. Notwithstanding the foregoing, but subject to the continuous Service requirement referenced above (up to the date of acceleration), the vesting of this Option shall be accelerated so that one hundred percent (100%) of this Option shall be vested and exercisable with respect to one hundred percent (100%) of the Option Shares immediately before any Change in Control.

By signing below, you agree to all of the terms and conditions set forth in this Stock Option Agreement, including the Grant Information set forth herein, and to all of the terms and conditions set forth in the attached Terms and Conditions, the Notice of Exercise and the Plan.

Optionee:
[Name of Optionee] (Signature)

Company:
[Name of Officer] (Signature)

Title:
[Title]

II.           TERMS AND CONDITIONS

1.           Vesting; Notice of Contemplated Change in Control; Definition of “Change in Control”. Your Option vests during your Service as specified in the first and second pages of this Stock Option Agreement. Vesting will cease if your Service terminates for any reason. The Company shall give you written notice of any contemplated Change in Control at least twenty (20) days in advance of such Change in Control. For all purposes hereof, “Change in Control” shall mean: (a) the consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if more than fifty percent (50%) of the combined voting power of the continuing or surviving entity’s securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were not stockholders of the Company immediately before such merger, consolidation or other reorganization; or (b) any transaction (other than an issuance of shares by the Company for cash or evidences of indebtedness) in or by means of which one or more persons acting in concert acquire, in the aggregate, more than fifty percent (50%) of the combined voting power of the Company’s outstanding equity securities; or (c) the sale, transfer or other disposition of all or substantially all of the Company’s assets; or (d) any other event determined by the Board of Directors to constitute a “Change in Control” for purposes of the Plan. A transaction shall not constitute a “Change in Control” if: (x) its sole purpose is to change the state of the Company’s incorporation; (y) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction; or (z) it constitutes the Company’s initial public offering of its securities.

2.           Service; Leaves of Absence. Your Service will cease when you cease to be actively employed by, or a consultant or adviser to, the Company (or any subsidiary) as determined in the sole discretion of the Board of Directors. For the purposes of your Option, your Service does not terminate when you go on a bona fide leave of absence that is approved by the Company in writing, if the terms of the leave provide for continued service crediting, or when continued service crediting is required by applicable law. However, for the purposes of determining whether your Option is entitled to ISO status, your Service will be treated as terminating ninety (90) days after you went on leave, unless your right to return to active work is guaranteed by law or by a contract. Your Service terminates in any event when the approved leave ends, unless you immediately return to active work. The Company determines which leaves count toward Service and when your Service terminates for all purposes under the Plan.

3.           Term of Option. Your Option expires on the day before the tenth (10th) anniversary of the Date of Grant and will expire earlier if your Service terminates as follows:

(a)           Regular Termination. If your Service terminates for any reason except cause, death or Disability, then your Option will expire at the close of business at Company headquarters on the date that is three (3) months after your termination date. During that three (3) month period, you may exercise that portion of your Option that was vested on your termination date.

(b)           Cause. If your Service terminates for cause (as defined by the Company and consistent with applicable law), your Option will expire immediately.

(c)           Death. If you die while in Service, then your Option will expire at the close of business at Company headquarters on the date that is twelve (12) months after the date of death. During that twelve (12) month period, your estate or heirs may exercise that portion of your Option that was vested on the date of death.

(d)           Disability. If your Service terminates because of your Disability, then your Option will expire at the close of business at Company headquarters on the date that is six (6) months after your termination date. During that six (6) month period, you, or your authorized representative on your behalf, may exercise that portion of your Option that was vested on the date of your Disability.

4.           Exercise of Option.

(a)           Legal Restrictions. The Company will not permit you to exercise your Option if the issuance of any of the Option Shares at that time would violate any law or regulation. You represent and agree that the Option Shares to be acquired upon exercising your Option will be acquired for investment and not with a view to the sale or distribution thereof. If the sale of Option Shares under the Plan is not registered under the Securities Act of 1933, as amended (“Securities Act”), but an exemption from such registration is available that requires an investment representation or other representations, you will represent and agree at the time of exercise to make such representations as are deemed necessary or appropriate by the Company and its counsel.

(b)           Method of Exercise. To exercise your Option, you must complete and file the Company’s “Notice of Exercise” form at the address given on the form, together with full payment. The Notice of Exercise will be effective when it is received by the Company. If someone else wants to exercise your Option after your death, that person must prove to the Company’s satisfaction that he or she is entitled to do so.

(c)           Form of Payment. When you submit a Notice of Exercise, you must include payment of the aggregate Exercise Price for the Option Shares you are purchasing. Payment may be made in one (or a combination) of the following forms.

•	Your personal check, a cashier’s check or a money order.

•
Your delivery of shares of Common Stock of the Company that you have owned for at least six (6) months (or such other period of time as may be necessary to avoid adverse accounting consequences to the Company).

•
To the extent that the Common Stock of the Company is publicly traded, your delivery, on a form prescribed by the Company, of an irrevocable direction to a securities broker (approved by the Company) to sell all or part of your shares of Common Stock of the Company and to deliver all or part of the sales proceeds to the Company.

•
To the extent that the Common Stock of the Company is publicly traded, your delivery, on a form prescribed by the Company, of an irrevocable direction to pledge all or part of your shares of Common Stock of the Company to a securities broker or lender approved by the Company, as security for a loan, and to deliver all or part of the loan proceeds to the Company.

(d)           Withholding Taxes. You will not be allowed to exercise your Option unless you make acceptable arrangements to pay all withholding or other taxes that may be due as a result of the exercise of your Option or the sale of the Option Shares acquired upon exercise of your Option.

5.           Resale Restrictions/Market Stand-Off. In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act, including the Company’s initial public offering, you will not sell, make any short sale of, loan, hypothecate, pledge, grant any portion of your Option for the purchase of or otherwise dispose or transfer for value or agree to engage in any of the foregoing transactions with respect to any of your Option Shares without the prior written consent of the Company or its underwriters, for such period of time after the effective date of such registration statement as may be requested by the Company or such underwriters, not to exceed one hundred eighty (180) days. To enforce the provisions of this Section, the Company may impose stop-transfer instructions with respect to your Option Shares until the end of the applicable stand-off period. You may not sell any of your Option Shares at a time when applicable laws, regulations or Company or underwriter trading policies prohibit such a sale.

6.           Right of First Refusal. If you propose to sell, pledge or otherwise transfer to a third party any of your Option Shares acquired under this Stock Option Agreement, or any interest in such Option Shares, the Company will have the “Right of First Refusal” with respect to all (and not less than all) of such Option Shares. If you desire to transfer any of your Option Shares acquired under this Stock Option Agreement, you must give a written notice (“Transfer Notice”) to the Company describing fully the proposed transfer, including the number of Option Shares that you propose to transfer, the proposed transfer price and the name and address of the proposed transferee. The Transfer Notice will be signed both by you and by the proposed new transferee and must constitute a binding commitment of both parties to the transfer of such Option Shares. The Company will have the right to purchase all (and not less than all) of the Option Shares subject to the Transfer Notice under the terms of the proposal described in the Transfer Notice (subject, however, to any change in such terms permitted in the next paragraph below) by delivery of a notice of exercise of the Right of First Refusal within thirty (30) days after the date when the Transfer Notice was received by the Company.

If the Company fails to exercise its Right of First Refusal before or within thirty (30) days after the date when the Company received the Transfer Notice, you may, not later than ninety (90) days following receipt of the Transfer Notice by the Company, conclude a transfer of the Option Shares subject to the Transfer Notice under the terms and conditions described in the Transfer Notice. Any proposed transfer under terms and conditions different from those described in the Transfer Notice, as well as any subsequent proposed transfer by you, will again be subject to the Right of First Refusal and will require compliance with the procedure described in the paragraph above. If the Company exercises its Right of First Refusal, then you and the Company will consummate the sale to the Company of the Option Shares subject to the Transfer Notice under the terms set forth in the Transfer Notice within sixty (60) days after the date when the Company received the Transfer Notice (or within such longer period as may have been specified in the Transfer Notice); provided, however, that, if the Transfer Notice provided that payment for such Option Shares was to be made in a form other than lawful money paid at the time of transfer, then the Company will have the option of paying for such Option Shares with lawful money equal to the present value of the consideration described in the Transfer Notice.

The Company’s Right of First Refusal will inure to the benefit of the Company’s successors and assigns, will be freely assignable in whole or in part and will be binding on any transferee of the Option Shares subject to the Transfer Notice. The Company’s Right of First Refusal shall terminate if the Company’s Common Stock is listed on an established stock exchange or is quoted regularly on the Nasdaq Stock Market.

7.           Transfer of Option. Before your death, only you may exercise your Option. You cannot transfer or assign your Option. For instance, you may not sell your Option or use your Option as security for a loan. If you attempt to do any of these things, your Option will immediately become invalid. You may, however, dispose of your Option in your will. Regardless of any marital property settlement agreement, the Company is not obligated to honor a notice of exercise from your spouse or former spouse, nor is the Company obligated to recognize such individual’s interest in your Option in any other way.

8.           No Retention Rights. Your Option does not give you the right to be retained by the Company (or any of its subsidiaries) in any capacity. The Company reserves the right to terminate your Service at any time and for any reason.

9.           Stockholder Rights. You, or your estate or heirs, have no rights as a stockholder of the Company until a certificate for your fully vested Option Shares has been issued. No adjustments are made for dividends or other rights if the applicable record date occurs before your stock certificate is issued, except as described in the Plan.

10.           Adjustments to Company’s Common Stock. In the event of a stock split, a stock dividend or a similar change in the Company’s Common Stock, the number of Option Shares and the Exercise Price per share of your Option may be adjusted pursuant to the Plan. Your Option will be subject to the terms of the agreement of merger or consolidation in the event the Company is subject to such corporate activity, as described in the Plan.

11.           Legends. All certificates representing Option Shares issued upon exercise of your Option will, where applicable, have endorsed thereon all legends required by applicable law, including the following legends:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, ENCUMBERED OR IN ANY MANNER DISPOSED OF, EXCEPT IN COMPLIANCE WITH THE TERMS OF A WRITTEN AGREEMENT BETWEEN THE COMPANY AND THE INITIAL HOLDER HEREOF. SUCH AGREEMENT PROVIDES FOR CERTAIN TRANSFER RESTRICTIONS, INCLUDING RIGHTS OF FIRST REFUSAL UPON AN ATTEMPTED TRANSFER OF THE SECURITIES. THE SECRETARY OF THE COMPANY WILL UPON WRITTEN REQUEST FURNISH A COPY OF SUCH AGREEMENT TO THE HOLDER HEREOF WITHOUT CHARGE.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY BE OFFERED AND SOLD ONLY IF REGISTERED AND QUALIFIED PURSUANT TO THE RELEVANT PROVISIONS OF FEDERAL AND STATE SECURITIES LAWS OR IF THE COMPANY IS PROVIDED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION AND QUALIFICATION UNDER FEDERAL AND STATE SECURITIES LAWS ARE NOT REQUIRED.

12.           Applicable Law. This Stock Option Agreement will be interpreted and enforced under the laws of the State of Nevada without regard to Nevada’s conflicts-of-laws rules.

13.           Incorporation of the Plan by Reference. The text of the Plan is incorporated in this Stock Option Agreement by this reference. Certain capitalized terms used in this Stock Option Agreement are defined in the Plan.

This Stock Option Agreement and the Plan constitute the entire understanding between you and the Company regarding your Option. All prior written and/or oral agreements, commitments or negotiations (if any) concerning your Option are superseded by this Stock Option Agreement.

NOTICE OF EXERCISE

808 Renewable Energy Corporation
5011 Argosy Avenue, Suite 4
Huntington Beach, California 92649
Attn:  Chief Financial Officer

Re:	Exercise of Stock Option

Dear Sir or Madam:

Pursuant to the Stock Option Agreement dated [Date of Grant] (the “Stock Option Agreement”) and the Company’s 2009 Stock Incentive Plan (the “Plan”), I hereby elect to purchase _____________ shares of the Common Stock of the Company (“Common Stock”) at the aggregate exercise price of $__________. I enclose the following documents (check all that are applicable):

☐	My check in the amount of $___________.

☐	Other (specify):	.

The Common Stock is to be issued and registered in the name(s) of:

__________________________

__________________________

I understand that there may be tax consequences as a result of the purchase or disposition of the Common Stock, I have consulted with any tax consultant I desired to consult, and I am not relying on the Company for any tax advice. I understand that my exercise is governed by my Stock Option Agreement and the Plan and agree to abide by and be bound by their terms and conditions. I represent that the Common Stock is being acquired solely for my own account and not as a nominee for any other party, or for investment, and that I will not offer, sell or otherwise dispose of any such Common Stock except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or the securities laws of any state.

Dated:  __________, 20__.

(Signature)

(Please Print Name)

(Address)